UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Apple Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Apple Inc.

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MR ANDREW SAMPLE 1234 AMERICA DRIVE ANYWHERE, IL 60661

IMPORTANT ANNUAL MEETING OF SHAREHOLDERS INFORMATION — YOUR VOTE COUNTS!

Apple Inc. Shareholder Meeting Notice & Admission Ticket

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Important Notice Regarding the Availability of Proxy Materials for the Apple Inc. Shareholder Meeting to be Held on February 25, 2009

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and Form 10-K are available at:

www.investorvote.com/AAPL

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.investorvote.com/AAPL.

Step 2: Click the View button(s) to access the proxy materials.

Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before February 15, 2009 to facilitate timely delivery.

C O Y

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Apple Inc. Shareholder Meeting Notice & Admission Ticket

The Apple Inc. 2009 Annual Meeting of Shareholders will be held on February 25, 2009 at 1 Infinite Loop, Building 4, Cupertino, California 95014, at 10:00 a.m. Pacific Standard Time. Upon arrival, please present this admission ticket and photo identification at the registration desk.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposal: 1. Election of Directors: William V. Campbell, Millard S. Drexler, Albert A. Gore, Jr., Steven P. Jobs, Andrea Jung, Arthur D. Levinson, Ph.D.,

Eric E. Schmidt, Ph.D. and Jerome B. York

The Board of Directors recommends that you vote AGAINST the following proposals: 2. Shareholder proposal regarding political contributions and expenditures report, if properly presented at the meeting. 3. Shareholder proposal regarding adoption of principles for health care reform, if properly presented at the meeting. 4. Shareholder proposal regarding sustainability report, if properly presented at the meeting. 5. Shareholder proposal regarding advisory vote on compensation, if properly presented at the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions:

FROM SAN JOSE:

Take 280 northbound. Take the De Anza Blvd. exit. Make a left onto De Anza Blvd. (at signal). Make a left onto Mariani Avenue. Enter Infinite Loop Parking Lot at the end of Mariani Avenue. Proceed to Building 4 (to Apple Town Hall).

FROM SAN FRANCISCO: Take 280 southbound. Take the De Anza Blvd. exit. Make a right onto De Anza Blvd. (at signal). Make a left onto Mariani Avenue. Enter Infinite Loop Parking Lot at the end of Mariani Avenue. Proceed to Building 4 (to Apple Town Hall).

Attendance at the 2009 Annual Meeting of Shareholders is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. In the interest of saving time and money, Apple Inc. has opted to provide the Annual Report on Form 10-K for the fiscal year ended September 27, 2008 in lieu of producing a glossy annual report.

85N Mountain View 280N San Francisco 85 Hollenbeck Homestead 280 De Anza Stevens Creek Stelling Mc Clellan Wolfe 280S San Jose 85S Campbell = APPLE TOWN HALL

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.

If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.

Internet – Go to www.investorvote.com/AAPL. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

Email – Send email to investorvote@computershare.com with “Proxy Materials Apple Inc.” in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by February 15, 2009.